Exhibit 10.2

LOCK UP AGREEMENT

THIS LOCK UP AGREEMENT (this “Agreement”) is made and entered into by Abundant Renewable Energy, LLC, an Oregon limited liability company (“ARE”).

Reference is hereby made to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated even date herewith, by and among Helix Wind, Corp., Helix Wind, Inc., ARE, Renewable Energy Engineering, LLC and Robert W. Preus and Helen M. Hull. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to the Purchase Agreement, and in recognition of the benefit that the transaction contemplated by the Purchase Agreement will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenants and agrees that during the period commencing on the date hereof and expiring on the 12-month anniversary of the date hereof (the “Lock-up Period”) the undersigned shall not, directly or indirectly, without the prior written consent of Helix, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the Shares (a “Transfer”) it receives in connection with the Transaction.

Helix agrees that the Lock-up Period shall commence on the date that the Shares are earned (January 1, 2011 and January 1, 2012, as the case may be) and not the date that the certificates for the Shares are issued.

In order to enable the enforcement of this Agreement, the undersigned hereby consents to the placing of legends and/or stop orders with Helix’s transfer agent with respect to the Shares and Helix and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Agreement is a material inducement to Purchaser to complete the transactions contemplated by the Purchase Agreement and that Purchaser and Helix shall be third party beneficiaries of this Agreement and Purchaser and Helix shall be entitled to specific performance of the undersigned’s obligations hereunder.

Any obligations of the undersigned under this Agreement shall be binding upon the successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the laws of the Nevada without regard to the principles of conflict of laws.

[SIGNATURE CONTAINED ON FOLLOWING PAGE]

[Signature page to Lock Up Agreement]

Dated: _______________, 2009

ABUNDANT RENEWABLE ENERGY, LLC By: ____________________________________ Print Name: Its: Address: